UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2012

SIMON PROPERTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Delaware	333-11491	34-1755769
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 WEST WASHINGTON STREET
INDIANAPOLIS, INDIANA	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 317.636.1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

On December 17, 2012, Simon Property Group, L.P. (“Operating Partnership”) completed its previously announced sale of $750 million aggregate principal amount of the Operating Partnership’s 1.500% notes due 2018 (the “2018 Notes”).

The 2018 Notes were issued pursuant to the twenty-eighth supplemental indenture (the “28th Supplemental Indenture”) to the Indenture (the “Indenture”) dated as of November 26, 1996, between the Operating Partnership and The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as trustee.  For a description of the material terms of the 28th Supplemental Indenture and the 2018 Notes, see the information set forth below under Item 2.03, which is incorporated into this Item 1.01.

The 2018 Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The 2018 Notes were offered solely by means of a private placement either to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act, or to certain persons outside the United States pursuant to Regulation S under the Securities Act.  This Current Report on Form 8-K is not, and should not be construed as, an offering of the 2018 Notes.

A copy of the 28th Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference.  The Indenture was filed as Exhibit 4.1 to the Registration Statement on Form S-3 filed by the Operating Partnership on October 21, 1996 (Reg. No. 333-11491).

ITEM 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The 2018 Notes bear interest at a rate of 1.500% per annum and mature on February 1, 2018.  Interest is payable semi-annually in arrears on February 1 and August 1, beginning August 1, 2013 (each, an “Interest Payment Date”).  Interest will be paid to holders of record of such 2018 Notes registered at the close of business the fifteenth calendar day preceding the related Interest Payment Date.

The Operating Partnership may, at its option, redeem the 2018 Notes in whole at any time or in part from time to time on not less than 30 and not more than 60 days’ prior written notice mailed to the holders of the 2018 Notes to be redeemed.  The 2018 Notes will be redeemable at a price equal to the principal amount of such series of Notes being redeemed, plus accrued and unpaid interest to the date of redemption and a “make-whole” premium calculated under the 28th Supplemental Indenture (unless the 2018 Notes are redeemed on or after November 1, 2017, in which case no “make-whole” premium will be payable).

The 28th Supplemental Indenture provides for customary events of default, including, among other things, nonpayment, failure to comply with the other agreements in the 28th Supplemental Indenture for a period of 90 days, and certain events of bankruptcy, insolvency and reorganization.

The description set forth above is qualified in its entirety by the 28th Supplemental Indenture (including the form of notes attached thereto).

ITEM 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 4.1

Twenty-Eighth Supplemental Indenture to the Indenture dated as of November 26, 1996 between Simon Property Group, L.P. and The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as Trustee.

Exhibit 4.2	Form of $750,000,000 aggregate principal amount of 1.500% Notes due 2018 (included in Exhibit 4.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 17, 2012

SIMON PROPERTY GROUP, L.P.

	By:	Simon Property Group, Inc., the sole General Partner

	By:	/s/ Steven K. Broadwater
Steven K. Broadwater
Senior Vice President and
Chief Accounting Officer